Exhibit 21

                                  SUBSIDIARIES

         Company                                               Jurisdiction
         -------                                               ------------

Voium Technologies, Ltd.                                       Cayman Islands
VCG Technologies, Inc.                                         Florida
Cable and Voice Corporation                                    Florida
CVC International, Inc.                                        Florida
Phone House, Inc.                                              Florida
Dial-Tone Communications, Inc.                                 Florida
StarCom Alliance, Inc.                                         Florida
Vastland Holding Beijing Co., Ltd.                             China
Candidsoft Technologies Co. Ltd. of Beijing                    China
EastWest Global Communications, Inc.                           Florida
StreamJet.Net, Inc.                                            Texas
CVC Communications Corp.                                       Texas
Communications Business Services Corp.                         Texas
Sino-Connection Corp.                                          Texas
Voium USA Inc.                                                 Texas